UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): November 2, 2010

MUELLER WATER PRODUCTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0001-32892	20-3547095
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Abernathy Road, Suite 1200

Atlanta, Georgia 30328

(Address of Principal Executive Offices)

(770) 206-4200

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On November 1, 2010, the board of directors of Mueller Water Products, Inc. (the “Company”) appointed Ms. Shirley Clarke Franklin as a new director of the Company to serve until the Company’s next annual meeting of stockholders or until her successor has been duly elected and qualified.

There are no arrangements or understandings between Ms. Franklin and any other persons pursuant to which Ms. Franklin was appointed as a director of the Company. A decision as to the committees of the board of directors to which Ms. Franklin will be named has not been taken. There are no transactions in which Ms. Franklin has an interest requiring disclosure under Item 404(a) of Regulation S-K.

A description of the Company’s non-employee director compensation program can be found in the Company’s proxy statement on Schedule 14A under the heading “Director Compensation”, which was filed with the Securities and Exchange Commission on December 16, 2009, and such information is hereby incorporated by reference into this Current Report on Form 8-K. Ms. Franklin will receive compensation for her service on the board of directors in accordance with the Company’s standard compensatory arrangement for non-employee directors, except that, in lieu of the annual equity grant which will not be available to Ms. Franklin because of the terms of the Company’s 2006 Amended and Restated Long-Term Incentive Plan, the Compensation and Human Resources Committee and the board of directors have authorized an initial equity award to Ms. Franklin valued at $80,000, to be divided equally between stock options and restricted stock units.

Item 9.01.	Exhibit

(d) Exhibits.

99.1	Press release, dated November 2, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 2, 2010	MUELLER WATER PRODUCTS, INC.

	By:	/s/ Gregory E. Hyland
Gregory E. Hyland
Chairman, President and Chief Executive Officer

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